                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            MAGNETEK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            MAGNETEK, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                         26 Century Boulevard
                         P.O. Box 290159
                         Nashville, Tennessee 37229-0159

                                                              September 29, 1995

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of MagneTek, Inc. It will be held on Thursday, October 26, 1995 at 10:00 a.m., at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203.

    The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 1995 fiscal year.

    We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

    On behalf of the Board of Directors, we thank you for your cooperation.

                                      Sincerely,

                                      [SIG]

                                      Andrew G. Galef
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer

                                     [LOGO]
                              26 Century Boulevard
                              P.O. Box 290159
                              Nashville, Tennessee 37229-0159
                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               -----------------

TO THE STOCKHOLDERS OF MAGNETEK, INC.:

    Notice is hereby given that the 1995 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") will be held on Thursday, October 26, 1995, at 10:00 a.m., at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 for the following purposes:

    1. To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified.

    2. To  approve the  adoption of  the Company's  Non-Employee Director  Stock
Option Plan, which provides for the automatic grant of stock options to non-employee directors of the Company.

    3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 1995 Annual Meeting is the close of business on September 15, 1995. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

    All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

                               By Order of the Board of Directors,

                               [SIG]

                               Samuel A. Miley
                               Vice President, General Counsel and Secretary

Nashville, Tennessee
September 29, 1995

                                     [LOGO]
                              -------------------

                                PROXY STATEMENT
                               -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 1995

    The Board of Directors of the Company is soliciting the enclosed Proxy for use at the 1995 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") to be held on Thursday, October 26, 1995, at
10:00 a.m.,  at  the  Loews  Vanderbilt  Plaza  Hotel,  2100  West  End  Avenue,
Nashville, Tennessee 37203. This Proxy Statement was initially sent to stockholders on or about September 29, 1995.

    Shares represented  by  a Proxy  will  be voted  at  the Annual  Meeting  as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

    The cost of solicitation of Proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of Proxies at a fee not expected to exceed $7,000 plus reasonable disbursements. In addition to solicitation of Proxies by use of the mail, D.F. King & Co., Inc. and directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to and to obtain proxies from their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    Voting rights are vested exclusively in holders of the Company's common stock, par value $.01 per share ("Common Stock"). As of the close of business on September 15, 1995, there were 24,684,017 shares (excluding 12,367 treasury shares) of Common Stock outstanding. Each share of Common Stock outstanding on such date is entitled to one vote on all matters. The presence of a majority of the outstanding shares of Common Stock, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

    Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

    The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of September 1, 1995 (except as otherwise indicated) by (i) each of the Company's directors, (ii) each of the Company's executive officers named in the Summary Compensation Table below, (iii) all current executive officers and directors of the Company as a group, and (iv) each person believed by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. Except as otherwise indicated below, the address of each such person is that of the Company, 26 Century Boulevard, P.O. Box 290159, Nashville, Tennessee 37229-0159.

                                                                   NUMBER OF
                                                                   SHARES(1)     PERCENT
                                                                   ----------  -----------
J.P. Morgan & Co., Incorporated (2)                                 4,459,100         18.1%
  60 Wall Street
  New York, NY 10260
Pacific Financial Research, Inc. (3)                                2,117,500          8.6
  9601 Wilshire Boulevard, Suite 800
  Beverly Hills, CA 90210
The Capital Group Companies, Inc. (4)                               2,052,320          8.3
  333 South Hope Street
  Los Angeles, CA 90071
Government of Singapore Investment                                  1,762,000          7.1
  Corporation Pte. Ltd. (5)
  250 North Bridge Road
  #33-00 Raffles City Tower
  Singapore 0617
Ark Asset Management Co., Inc. (6)                                  1,437,800          5.8
  One New York Plaza
  New York, NY 10004
Andrew G. Galef (7)                                                   954,704          3.9
Dewain K. Cross                                                         5,000          *
Paul J. Kofmehl (8)                                                     1,000          *
A. Carl Kotchian                                                        1,000          *
Crocker Nevin (9)                                                      49,375          *
Kenneth A. Ruck                                                         2,000          *
Marguerite W. Sallee                                                    1,000          *
Antonio Canova (10)                                                    25,850          *
Brian R. Dundon (11)                                                  253,150          1.0
Ronald W. Mathewson (12)                                               32,500          *
David P. Reiland (13)                                                 160,625          *
Executive Officers and Directors                                    1,413,491          5.7
  as a group, including those
  persons named above
  (18 persons) (14)

---------
 *   Less than one percent
NOTES:

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them.

 (2) As of  December  30, 1994,  according  to  public filings.  In  its  public filings,  J.P. Morgan & Co., Incorporated  ("J.P. Morgan") states that some of these  shares may  be held  by its  subsidiaries; J.P.  Morgan has  sole investment  power with  respect to all  these shares and  sole voting power with respect to 3,372,000 of these  shares; and the amount includes  78,400 shares that J.P. Morgan has a right to acquire.

 (3) Reflects  the  beneficial  ownership of  Pacific  Financial  Research, Inc.
     ("Pacific"), as  set  forth in  Pacific's  filing  with the  Company  of  a
     Schedule 13G dated February 13, 1995. The filing states that Pacific is an investment advisor.

 (4) As of February 8, 1995, according to public filings. In its public filings, The Capital Group Companies, Inc. states that it has sole investment power with respect to all these shares and sole voting power with respect to 1,372,700 of these shares.

 (5) As of June 13,  1995, according to public  filings. In its public  filings,
     Government  of  Singapore  Investment  Corporation  Pte.  Ltd.  ("Singapore
     Investment") states  that  it  shares voting  and  dispositive  power  with
     respect   to:  (i)  1,242,600  shares  with  the  Government  of  Singapore
     ("Singapore Government") (ii) 446,300 shares with the Monetary Authority of
     Singapore ("Singapore Monetary") and (iii) 73,100 shares with the Board  of
     Commissioners  of  Currency,  Singapore  ("Singapore  Commissioners").  Ac-
     cording to  its  public  filings, Singapore  Investment  is  an  investment manager,  Singapore  Government is  a government,  Singapore Monetary  is a central bank and Singapore Commissioners is a currency board.

 (6) As of February 3, 1995, according to public filings. In its public filings, Ark Asset Management Co., Inc. ("Ark") states it has sole investment power with respect to all these shares and sole voting power with respect to 1,135,600 of these shares. According to its public filings, Ark is an investment adviser registered under Section 203 of the Investment Advisers
     Act of 1940.

 (7) Includes 357,750 shares  issuable upon  exercise of options  by Mr.  Galef.
     Also includes 325,000 shares held by a limited partnership with respect to which Mr. Galef has sole voting and shared investment power, as to which Mr. Galef disclaims beneficial ownership. Also includes 5,000 shares held by Mr. Galef's spouse, as to which Mr. Galef disclaims beneficial ownership.

 (8) The  shares shown for Mr.  Kofmehl are held by his  spouse, as to which Mr.
     Kofmehl disclaims beneficial ownership.

 (9) Includes 46,375 shares issuable upon exercise of options by Mr. Nevin.

(10) Includes 25,850 shares issuable upon exercise of options by Mr. Canova.

(11) Includes 123,025 shares issuable upon exercise of options by Mr. Dundon.

(12) Includes 12,500 shares issuable upon exercise of options by Mr. Mathewson.

(13) Includes 116,250 shares issuable upon  exercise of options by Mr.  Reiland.
     Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(14) Does  not include  any director  nominee who  is not  currently a director.
     Includes 596,720  shares issuable  upon exercise  of options  by  executive officers  and directors as a group, and  11,768 shares held in the MagneTek
     FlexCare Plus Retirement Savings Plan (a 401(k) plan) as of June 30,  1995.
     Also includes, for certain executive officers and directors, shares held by spouses,  as  to  which  such  executive  officers  and  directors disclaim beneficial ownership, and shares held by limited partnerships or trusts, as
     to  which  such  executive  officers  and  directors  disclaim   beneficial
     ownership.

                                   DIRECTORS

    The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Nominating Committee of the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company.

                     NAME                           AGE                      POSITION
----------------------------------------------      ---      ----------------------------------------
Andrew G. Galef...............................          62   Chairman of the Board of Directors
                                                             and Chief Executive Officer
Dewain K. Cross...............................          57   Director
Paul J. Kofmehl...............................          67   Director
A. Carl Kotchian..............................          81   Director
Crocker Nevin.................................          72   Director
Kenneth A. Ruck...............................          60   Director
Marguerite W. Sallee..........................          49   Director

    Mr. Galef has been the Chairman of the Board of Directors since July 1984 and Chief Executive Officer of the Company since September 1993. He also is the Chairman of the Nominating Committee. He has been President of The Spectrum Group, Inc. ("Spectrum"), a private investment and management firm, since its incorporation in California in 1978 and Chairman and Chief Executive Officer since 1987. Prior to the formation of Spectrum, Mr. Galef was engaged in providing professional interim management services to companies with serious operating and financial problems. Mr. Galef is presently a director of Warnaco, Inc., a diversified apparel manufacturer, and its parent, The Warnaco Group, Inc., and was formerly Chairman of Aviall, Inc., a company providing aircraft engine refurbishment and related products and services, and Exide Corporation, a manufacturer of automotive and industrial batteries. Mr. Galef was the Chairman of Gran Tree Corporation when, during the 1990 fiscal year, it filed a voluntary petition for reorganization under Federal bankruptcy law. Mr. Galef also serves as chairman or a director of other privately held Spectrum portfolio companies.

    Mr. Cross has been a Director of the Company since November 1994. He is Chairman of the Audit Committee and a member of the Pension Committee. Mr. Cross joined Cooper Industries, Inc. in 1966 as Manager of Taxation and subsequently served as Director, Accounting and Taxation, Assistant Controller, and Treasurer. Mr. Cross was appointed Vice President, Finance of Cooper Industries in 1972 and was named Senior Vice President, Finance of Cooper Industries in 1980. Mr. Cross retired from Cooper Industries in April 1995. Mr. Cross is a director of Wyman Gordon Co., a producer of metal components primarily used for aerospace applications. He also served for several years as a member of the Financial Council II of the Manufacturers' Alliance for Productivity and Innovation, and he is a member of the American Institute of Certified Public Accountants.

    Mr. Kofmehl has been a Director of the Company since 1990. He is Chairman of the International Operations and Pension Committees and a member of the Compensation Committee. Mr. Kofmehl held various positions with International Business Machines Corp. from 1955 until his retirement in 1988, most recently serving as IBM Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

    Mr. Kotchian has been a Director of the Company since January 1986. He is a member of the Audit, Nominating and Pension Committees. He retired as Vice Chairman of the Board of Directors of Lockheed Corporation in 1976. Since his retirement, Mr. Kotchian has served as a consultant to Aviall, Inc.; Daniel, Mann, Johnson & Mendenhall; and Consolidated Equities Corporation. Mr. Kotchian is also a director of Vard Newport.

    Mr. Nevin has been a Director of the Company since July 1984. He is a member of the Audit, Compensation and Nominating Committees. Mr. Nevin served as Chairman and Chief Executive Officer of CF&I Steel Co. from 1985 to 1993. CF&I Steel Co. filed a voluntary petition for reorganization under Federal bankruptcy law in November 1990. Mr. Nevin is also a director of the BOC Group PLC.

    Mr. Ruck has been a Director of the Company since April 1994. He is a member of the Audit and International Operations Committees. From 1988 to 1992, Mr. Ruck was President and Chief Executive Officer of EPE Technologies, Inc., a manufacturer of uninterruptible power supplies. He has served as a consultant to and a director of Statordyne Corporation, a power protection manufacturing company, since July 1993, and was recently elected Chairman of the Board and Chief Executive Officer. Statordyne Corporation filed a voluntary petition for reorganization under Federal bankruptcy law in August 1995. Mr. Ruck is also a director of P.E.A.C. Corp., a specialty retail company.

    Ms. Sallee has been a Director of the Company since January 1995. She is Chairman of the Compensation Committee and a member of the Pension Committee. Ms. Sallee is the President and Chief Executive Officer of Corporate Child Care Management Services, which she co-founded in 1987. In 1994 Ms. Sallee was named the first woman chairman of the Nashville Area Chamber of Commerce, and is active in civic and business matters in Tennessee. Ms. Sallee serves as a director of NationsBank for Tennessee and Kentucky.

    Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive
(i) an annual fee of $20,000, (ii) an annual fee of $3,000 for chairmanship of each committee, (iii) $1,500 for each Board meeting attended, and (iv) $750 for each committee meeting attended (applicable only to the chairman and members of a given committee). Officers serve at the discretion of the Board of Directors. Mr. Galef does not receive any directors' fees. Directors may also receive stock appreciation rights pursuant to the 1991 Director Incentive Compensation Plan and the 1991 Discretionary Director Incentive Compensation Plan, as described below. If approved, the Company's Non-Employee Director Stock Option Plan will supersede Part B of the 1991 Director Incentive Compensation Plan (as described below).

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    MEETINGS. During fiscal year 1995,(1) the Board of Directors met in regular or special session six times. The Audit Committee met five times, the Compensation Committee met four times and the Pension and Nominating Committees each met once. The International Operations Committee did not meet during fiscal year 1995. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board or the Committees. Each of the Company's directors who has been nominated for re-election (or election) attended at least 75% of the meetings of the Board of Directors and the committees of which he is a member.

    STANDING COMMITTEES. The Audit Committee monitors the Company's basic accounting policies and the adequacy of internal controls, reviews its internal audit and management reports and the reports of its independent auditors, and makes recommendations regarding the appointment of its independent auditors. The Compensation Committee reviews and approves the compensation of executive officers and of certain key employees and generally approves grants under the 1987 Stock Option Plan of MagneTek, Inc. and the 1989 Incentive Stock Compensation Plan of MagneTek, Inc. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation." The International Operations Committee monitors the Company's international operations and reviews and makes recommendations regarding potential foreign acquisitions and international financings. The Nominating Committee proposes nominees for election or reelection to the Board of Directors. Should a vacancy in the Board of Directors occur, the Nominating Committee will seek and nominate qualified individuals. The Nominating Committee will consider nominees for director whose names are timely submitted by holders of Common Stock in writing addressed to the Chairman of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission. The Pension Committee evaluates and recommends to the Board of Directors revisions to Company health, welfare and retirement plans believed to be appropriate. The Pension Committee also selects and evaluates the performance of the Company's independent fund investment managers.

---------
(1) The Company uses a 52-53 week fiscal year which ends on the Sunday nearest June 30. Accordingly, the Company's 1995 fiscal year ended on July 2, 1995 and contained 52 weeks.

OTHER DIRECTOR COMPENSATION

    1991 DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Director Incentive Compensation Plan of MagneTek, Inc. authorizes the grant of stock appreciation rights ("SARs") to the Company's directors. Under one part of the plan, Messrs. Galef, Kotchian and Nevin were granted SARs at base prices reflecting stock trading prices in 1990, when the Board of Directors initially determined to provide performance-based compensation to directors. These grants become effective and exercisable on specified dates if the grantee is serving as a director on such dates. Under this part of the plan ("Part A"), Mr. Galef received SARs with respect to 31,250 shares at a base price of $9.31 per share and 70,000 shares at a base price of $10.00 per share for fiscal 1992, 31,250 shares with a base price of $9.31 per share and 35,000 shares with a base price of $10.00 per share for fiscal 1993, 31,250 shares with a base price of $9.31 per share and 35,000 shares with a base price of $10.00 per share for fiscal 1994, and 31,250 shares with a base price of $9.31 per share for fiscal 1995. Certain of the SARs were restructured in 1995. See Notes to Aggregated Option Exercises and Year-End Option Values table. Also under Part A of the plan, each of Messrs. Kotchian and Nevin received SARs with respect to 5,000 shares for fiscal 1992, 2,500 shares for fiscal 1993 and 2,500 shares for fiscal 1994, all at a base price of $10.00 per share. Part A of the plan was amended during fiscal 1994 to add SAR grants to Mr. Kofmehl with respect to 11,500 shares for each of the fiscal years 1995 through 1998, all at a base price of $14.56 per share. Another part of the plan ("Part B") provides that each non-employee, non-officer director on the last day of any fiscal year ending between 1991 and 2000, inclusive, shall be granted SARs with respect to 4,000 shares with a base price of the fair market value of the shares at grant, 1,000 of which will vest at the end of each of the four following fiscal years, if such person remains a non-employee, non-officer director on such date. In July 1995 Part B of the plan was terminated prospectively (effective on the last day of fiscal 1995), contingent upon stockholder approval of the Company's Non-Employee Director Stock Option Plan. All of the foregoing SARs expire ten years from the date of grant and are exercisable for cash only. Certain significant transactions involving the Company or its stock will accelerate the granting and vesting of all SARs then scheduled to be granted or already granted but unvested.

    1991 DISCRETIONARY DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Discretionary Director Incentive Compensation Plan of MagneTek, Inc. authorizes the Compensation Committee to grant SARs to the Company's non-employee directors who are not members of the Committee. The Compensation Committee selects the non-employee directors to whom the SARs will be granted from time to time, determines the number of shares to be subject to such SARs and determines the terms and conditions of such SARs, including when they become exercisable. The base price of the shares of Common Stock subject to the SARs is also set by the committee but may not be less than the fair market value of such shares on the grant date. Certain significant transactions involving the company or its stock will accelerate the vesting of all SARs then outstanding. SARs under this plan expire ten years from the date of grant and are exercisable for cash only. Mr. Galef received SARs with respect to 50,000 shares at a base price of $14.19 per share in fiscal 1992, and 57,500 shares at a base price of $17.56 per share and 250,000 shares at a base price of $14.56 per share in fiscal 1994. Mr. Ruck received SARs with respect to 46,000 shares at a base price of $14.56 per share in fiscal 1994. Mr. Cross received SARs with respect to 46,000 shares at a base price of $13.31 per share in fiscal 1995. The adoption of the Company's Non-Employee Director Stock Option Plan will not affect this plan.

                             EXECUTIVE COMPENSATION

COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended July 2, 1995 of those persons who were, as of July 2, 1995, the Company's Chief Executive Officer, and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers"):

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                       -------------
                                                                                        SECURITIES
                    NAME AND                                    ANNUAL COMPENSATION     UNDERLYING
                   PRINCIPAL                        FISCAL     ----------------------  OPTIONS/SARS       ALL OTHER
                    POSITION                         YEAR        SALARY     BONUS(1)     (SHARES)      COMPENSATION(2)
------------------------------------------------  -----------  ----------  ----------  -------------  -----------------
Andrew G. Galef (3)                                     1995   $   --      $   --           --            $  --
  Chairman of the Board of                              1994       --          --          307,500           --
  Directors and Chief                                   1993       --          --           --               --
  Executive Officer
Antonio Canova                                          1995      173,248     108,000            0           --
  Executive Vice President                              1994      178,878      62,285       35,000           --
                                                        1993      126,720      39,291            0
Brian R. Dundon                                         1995      275,000      79,772            0            7,853
  Executive Vice President                              1994      255,500     206,250       60,000            9,447
                                                        1993      249,000      97,954       25,000           --
Ronald W. Mathewson (4)                                 1995      275,000     225,000       50,000           75,000
  Executive Vice President                              1994       22,917           0            0                0
                                                        1993       --          --           --               --
David P. Reiland                                        1995      300,000      25,000            0            3,749
  Executive Vice President                              1994      245,000      83,750       55,000            5,859
  and Chief Financial Officer                           1993      240,000      61,650       25,000           --

---------
NOTES:

(1) The amounts reflect bonuses for services rendered during the fiscal year indicated, which were paid in August of the subsequent fiscal year.
(2) The 1995 amounts reflect, for Messrs. Dundon and Reiland: $6,790 and $2,549, respectively, reimbursed under the Senior Executive Medical Reimbursement Plan (the "Medical Plan"); and $1,063 and $1,200,
     respectively, contributed by the Company to the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan) (the "FlexCare Plan") for the account of such person. The 1994 amounts reflect, for Messrs. Dundon and
     Reiland: $7993 and $4,414, respectively, reimbursed under the Medical Plan; and $1,454 and $1,445, respectively, contributed by the Company to the FlexCare Plan for the account of such person. Messrs. Galef and Canova are not covered in the foregoing plans.
(3) Mr. Galef receives no direct compensation from the Company. Mr. Galef's services as Chairman of the Board of Directors and Chief Executive Officer are provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Certain Transactions" below. Shares listed under Long-Term Compensation Awards for Mr. Galef reflect exclusively base prices used to calculate stock appreciation rights (see also "Other Director Compensation" above).
(4) Mr. Mathewson was not an employee of the Company in fiscal 1993. Mr. Mathewson received a bonus of $225,000 for fiscal 1995 under the terms upon which he commenced employment with the Company in 1994, and a one-time payment of $75,000 in connection with such commencement of employment.

    AGGREGATED OPTION  EXERCISES AND  YEAR-END OPTION  VALUES.   Shown below  is
information relating to the fiscal year-end value of unexercised options and stock appreciation rights for each of the Named Officers.

                           NUMBER OF SECURITIES
                                UNDERLYING
                                UNEXERCISED        VALUE OF UNEXERCISED
                              OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/
                                  FISCAL              SARS AT FISCAL
                                 YEAR-END              YEAR-END(1)
                               (EXERCISABLE/          (EXERCISABLE/
          NAME                UNEXERCISABLE)          UNEXERCISABLE)
-------------------------  ---------------------  ----------------------
Andrew G. Galef (2)           499,000/216,250         $2,010,699/$0
Antonio Canova                 25,850/18,250               0/0
Brian R. Dundon               123,025/41,250            178,846/0
Ronald W. Mathewson            12,500/37,500               0/0
David P. Reiland              116,250/37,750            115,625/0

---------
NOTES:

(1) Calculated using closing price on June 30, 1995 of $13.625/share.

(2) Reflects shares underlying options and SARs. Pursuant to action taken by the Board of Directors, SAR grants under the Company's 1991 Director Incentive Compensation Plan with respect to 140,000 shares at a base price of $10.00 per share and 125,000 shares at a base price of $9.31 per share were restructured as options in the form originally approved by the Board at the relevant grant dates, and issued under the 1989 Plan. Such options are comprised of (i) an option to purchase 140,000 shares at an exercise price of $10.00 per share and (ii) 125,000 shares at a base price of $9.31 per share. The corollary SARs were cancelled July 20, 1995.

MAGNETEK FLEXCARE PLUS RETIREMENT PENSION PLAN

    The MagneTek FlexCare Plus Retirement Pension Plan (the "Retirement Plan") is a defined benefit retirement plan which covers employees of the Company (excluding employees of certain divisions and certain union employees). The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by the Company. Although the Retirement Plan is a defined benefit plan, each non-union participating employee's accrued benefit is determined by the "cash balance" credited to the employee's retirement account. Such account is maintained for bookkeeping purposes only. "Contribution" amounts are credited to each employee's retirement account annually ranging from 3.5% to 4.5% of an employee's compensation up to the "integration level" and from 7% to 9% of compensation in excess of the "integration level" (as of January 1, 1994, compensation over $150,000 may not be considered). The actual percentage varies depending upon years of vesting service with the Company. The "integration level," which for calendar 1994 was $25,500, may vary annually. "Interest," based upon the rates payable on certain U.S. Treasury debt instruments, is also credited to the employee's bookkeeping account each year.

    Distributions are made in the event of retirement, death, disability or other termination of employment. Distributions are paid to vested participants in the form of a ten-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment is elected) in a monthly amount equal to the balance of the employee's retirement account, divided by 120.

    The estimated annual benefits payable to Messrs. Dundon, Mathewson and Reiland under the Retirement Plan upon retirement at normal retirement age (in life only form) are approximately $112,000, $10,898 and $107,528, respectively (assuming continued compensation at the present amounts (subject to the $150,000 limit) until normal retirement age and continued crediting of interest at the current rate, and disregarding probable future cost-of-living increases to the limit on the amount of compensation that may be taken into account and to the Social Security wage base). Messrs. Galef and Canova do not participate in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no interlocks between the Company and other entities involving the Company's executive officers and directors and those of other entities.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers.

    GENERAL. The Company's compensation program for executive officers currently consists of annual base salary and bonus as well as awards of stock options. Salary and bonus payments are primarily designed to reward current and past performance. Stock options are awarded to provide incentives for superior long-term future performance as well as for retention of executive officers. All stock option awards are made under the 1987 Stock Option Plan or the 1989 Incentive Stock Compensation Plan, each of which was approved by the Company's stockholders. Stock option awards are directly linked to the stockholders' interests since the potential value of the awards to the executive officers is directly related to the future price of the Company's Common Stock.

    The Committee's decisions concerning the base salary and total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 1995 were made primarily in the context of executive performance in light of the Company's circumstances, historical practice and the current competitive  environment.  The  Compensation  Committee  considered  competitive compensation data from five independent sources. These sources included broad-based compensation surveys of various manufacturing and/or electrical equipment companies with sales volumes comparable to the Company's. The Committee found that the executive officers' compensation levels were consistent with companies included in each of the foregoing sources.

    BONUSES. For fiscal year 1995 bonuses the Committee adopted the following formula (which may vary from year to year) at the beginning of the fiscal year for each executive officer except Mr. Galef and Ronald W. Mathewson: (i) 20% of the individual bonus award for the executive officer is based upon achievement of Company-wide after-tax net income relative to the performance target developed by management and approved by the Board of Directors at the beginning of the fiscal year, (ii) 35% of the individual bonus award for the executive officer is based upon achievement of operating profit for specific business units within the individual executive officer's management responsibilities relative to the performance target developed by management and approved by the Board of Directors at the beginning of the fiscal year, (iii) 35% of the individual bonus award for the executive officer is based upon achievement of cash flow targets for specific business units within the individual executive officer's management responsibilities relative to the performance target developed by management and approved by the Board of Directors at the beginning of the fiscal year; and (iv) 10% of the individual bonus award for the executive officer is based upon the Compensation Committee's evaluation of the executive officer's personal performance. Due to the Company's performance during fiscal 1995 relative to the performance target, the participating executive officers did not achieve the individual bonus award based upon Company-wide performance or cash flow for specific business units. However, certain of the participating executive officers achieved the individual bonus based upon operating profit for specific business units and personal performance. Mr. Mathewson received a bonus of $225,000 under the terms upon which he commenced employment with the Company in 1994.

    CHIEF EXECUTIVE OFFICER. Mr. Galef's services as Chairman of the Board of Directors and Chief Executive Officer are provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. ("Spectrum"), as amended. Under this agreement, Spectrum provides management services to the Company for an annual fee plus certain allocated and out-of-pocket expenses. The annual fee paid under this agreement in fiscal 1995 was $678,000, and such fee and expenses totaled $818,000 for fiscal 1995. In addition, Spectrum or its designee is paid an annual management bonus in an amount to be determined by, and within the discretion of, the Compensation Committee. Pursuant to this provision, Spectrum was paid a $175,000 bonus in consideration of Mr. Galef's services rendered during fiscal 1995. Such payments reflect the Committee's evaluation of Mr. Galef's personal strengths and performance. Mr. Galef, Chairman, President, Chief Executive Officer and owner of Spectrum, has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors of the Company considers the management services provided by Spectrum important to achieving its strategy.

    STOCK OPTIONS AND RESTRICTED STOCK. The Committee awarded a total of 25,000 non-qualified stock options to the executive officers during the Company's 1995 fiscal year under the 1989 Incentive Stock Compensation Plan. In awarding these non-qualified stock options, the Committee reviewed the number of options previously granted to each executive officer, as well as the aggregate awards granted to all executive officers and associates of the Company, in light of a recent study prepared for the Company by Hewitt Associates, an independent compensation consulting firm. The size of the individual awards is determined with input from management and is designed to maintain competitiveness and promote long-term productivity from the executive officers. In addition, the Committee awarded 20,000 shares of restricted stock to Mr. Mathewson during fiscal 1994 under the 1989 Incentive Stock Compensation Plan in connection with Mr. Mathewson's commencing employment with the Company. For a discussion of stock option and stock appreciation rights awarded to Mr. Galef in his capacity as a Director, see "Other Director Compensation."

    TAX DEDUCTIBILITY CONSIDERATIONS. The Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993. This Act disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The Committee has determined that no portion of anticipated compensation payable to any executive officer in 1995 would be non-deductible. The Committee will continue to address this issue when formulating compensation arrangements for executive officers, but believes that the deductibility of officer compensation in excess of the $1 million threshold is not likely to be an issue for the Company to address in the foreseeable future.

    The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

       Marguerite W. Sallee (Chairman)
       Paul J. Kofmehl
       Crocker Nevin

PERFORMANCE GRAPH

    Shown below is a line graph comparing the cumulative total return to stockholders of the Company's Common Stock, the Standard & Poors 500 Index ("S&P 500"), the Standard & Poors Electrical Equipment Index ("S&P Electrical") and the Dow Jones Electrical Components & Equipment Index ("Dow Jones Electrical") from June 30, 1990 to June 30, 1995.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
     AMONG MAGNETEK INC., S&P 500, S&P ELECTRICAL AND DOW JONES ELECTRICAL

                         JUNE 30, 1990 - JUNE 30, 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MAGNETEK, INC.    S&P 500   S&P ELECTRICAL  DOW JONES ELECTRICAL
6/30/90            $100.00    $100.00         $100.00               $100.00
6/30/91            $122.73    $107.39         $108.24               $105.57
6/30/92            $133.00    $121.73         $113.62               $104.55
6/30/93            $172.73    $138.26         $139.54               $119.91
6/30/94            $131.82    $140.24         $138.43               $117.61
6/30/95            $123.86    $176.69         $172.62               $145.99


                           6/30/90    6/30/91    6/30/92    6/30/93    6/30/94    6/30/95
                          ---------  ---------  ---------  ---------  ---------  ---------
MagneTek, Inc...........  $  100.00  $  122.73  $  133.00  $  172.73  $  131.82  $  123.86
S&P 500.................     100.00     107.39     121.73     138.26     140.24     176.69
S&P Electrical..........     100.00     108.24     113.62     139.54     138.43     172.62

Dow Jones Electrical....     100.00     105.57     104.55     119.91     117.61     145.99

---------
* Assuming $100 invested in MagneTek, Inc. Common Stock and each index on June 30, 1990, and reinvestment of all dividends.

                              CERTAIN TRANSACTIONS

    Under the Company's management agreement (the "Spectrum Agreement") with The Spectrum Group, Inc. ("Spectrum"), Spectrum provides management services to the Company at an annual fee plus certain allocated and out-of-pocket expenses. Fees paid to Spectrum by the Company during fiscal 1995 for management services totaled $678,000, and total fees and expenses aggregated approximately $818,000. The

Spectrum Agreement provides for Spectrum or its designee to be paid an annual management bonus in an amount to be determined by, and within the discretion of, the Compensation Committee of the Board of Directors. Pursuant to this provision, Mr. Galef was paid $175,000 for services rendered during fiscal 1995. Mr. Galef, Chairman, President, Chief Executive Officer and owner of Spectrum, has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors of the Company considers the management services provided by Spectrum important to achieving its present strategy.

    During the year ended June 30, 1995, the Company paid approximately $948,000 in fees to charter an aircraft owned by a company in which Mr. Galef is the principal shareholder. The Company believes the fees paid were equivalent to those that would be paid under an arm's-length transaction.

    Mr. Ruck, who is a Director of the Company, served as a consultant to the Company during a portion of fiscal 1995 on various aspects of the Company's business and strategic issues. Mr. Ruck was paid $1,500 per day, plus expenses, for his services. Fees paid to Mr. Ruck by the Company during fiscal 1995 for his services totaled $136,500, and total fees and expenses aggregated approximately $157,909.

    During fiscal 1995 the Board of Directors approved a guaranty by the Company of a Master Promissory Note executed on June 30, 1995 in the principal amount of $225,000 by John E. Steiner, an officer of the Company, in favor of First American National Bank. The underlying borrowing permitted Mr. Steiner to satisfy his liabilities in a marital dissolution proceeding without foregoing his continued ownership of options to purchase the Company's Common Stock.

    In 1993 four substantially identical actions were filed against the Company and certain of its directors and officers. The four actions were subsequently consolidated in a single amended complaint. The suit purported to be a class action on behalf of purchasers of the Company's common stock from October 22, 1992 through August 6, 1993. The complaint asserted claims under the federal securities laws, and alleged that the Company artificially inflated the price of its common stock during the class period by failing to disclose adverse developments in the Company's business. The complaint did not specify the amount of damages sought. In July 1994 counsel for the Company defendants and the plaintiffs reached an agreement in principle to settle the litigation. The Court in April 1995 granted final approval of the settlement and dismissed the plaintiffs' claims with prejudice.

    Messrs. Galef, Kotchian, Nevin, Dundon, Reiland, Colling and Murray were named as defendants in the foregoing litigation. Frank Perna, Jr. and Charles H. Dean, Jr., former directors of the Company, were also named as defendants. As part of the settlement, all claims against such persons were dismissed with prejudice. Pursuant to each such person's indemnification rights, however, the portion of the settlement (and legal expenses) not covered by insurance was paid entirely by the Company.

                               COMPANY PROPOSALS

    The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Nominating Committee of the Board of Directors of the Company has nominated and recommends for election as directors the following seven persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

       Andrew G. Galef
       Dewain K. Cross
       Paul J. Kofmehl
       A. Carl Kotchian
       Crocker Nevin
       Kenneth A. Ruck
       Marguerite W. Sallee

    All of the nominees are presently directors of the Company. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                                   PROPOSAL 2
                                  ADOPTION OF
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    GENERAL

    On July 20, 1995, the Board of Directors unanimously adopted, subject to stockholder approval, the Non-Employee Director Stock Option Plan (the "Director Plan"). The Board of Directors believes that offering long-term incentive opportunities to directors will give directors added incentive to further the long-term profitability of the Company and thereby benefit the stockholders of the Company. Upon stockholder approval, the Director Plan will replace Part B (as described above) of the Company's 1991 Director Incentive Compensation Plan, as amended (the "SAR Plan"), with effect as of the last day of the prior fiscal year. Stock appreciation rights granted under Part B of the SAR Plan in fiscal years prior to 1995 will remain in place.

    All statements set forth in this Proxy Statement relating to the Director Plan are qualified in their entirety by reference to the complete text of the Director Plan which is set forth in Appendix A to this Proxy Statement. The Director Plan is intended to permit the participants thereunder to satisfy the requirements for being disinterested persons under Rule 16b-3 adopted under the Securities Exchange Act of 1934 (or its successor) and accordingly is intended to be self-governing. If any of the terms or provisions of the Director Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements.

    ADMINISTRATION

    The Director Plan will be self-governing. Questions of interpretation, if any, will be resolved by the Board of Directors.

    PARTICIPANTS

    Options to purchase shares of Common Stock shall be granted pursuant to the Director Plan to any director who on the date of said grant is neither an officer nor an employee of the Company or a subsidiary of the Company (a "Qualifying Director"). As of September 20, 1995, all of the non-employee directors (six persons) were eligible to participate in the Director Plan.

    OPERATION OF THE DIRECTOR PLAN

    Simultaneous with the ratification of the Director Plan by stockholders, the grant to each Qualifying Director elected at such meeting of stockholders of a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock as of June 30, 1995 will be confirmed. Thereafter, upon initial election or appointment of any director to the Board or upon a continuing director becoming a Qualifying Director, such Qualifying Director will receive an option to purchase 4,000 shares of the Company's Common Stock pursuant to the terms and conditions described above. In addition, Qualifying Directors will be automatically granted, on an annual basis, a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock on each June 30th after the initial grant of such Qualifying Director's 4,000 share option pursuant to terms outlined above.

    The per share exercise price of the option will be the fair market value of a share of the Company's Common Stock on the date of grant (the "Fair Market Value"), defined as (i) the mean between the highest and lowest sales prices of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such determination date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as such prices are quoted in THE WALL STREET JOURNAL; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the highest and lowest sales prices (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such determination date as reported by NASDAQ or such successor quotation system; or
(iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such determination date, as determined in good faith by the Board; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Board acting in good faith. Each option will have a term of ten years and shall become exercisable as follows: options with respect to 50% of the shares one year after the date of grant and options with respect to the remaining 50% of the shares two years after the date of grant.

    If on any date upon which options are to be granted under this Director Plan the number of shares of Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Common Stock shall be granted to each Qualifying Director.

    The maximum number of shares of the Common Stock which may be awarded or purchased upon exercise of stock options under the Director Plan is 500,000, subject to adjustments as provided below. Shares of Common Stock subject to the unexercised portions of any options granted under the Director Plan which expire, terminate or are forfeited or canceled may again be subject to options under the Director Plan. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, stock dividend or combination of shares, appropriate adjustments shall be made in the number and kind of shares to which options may thereafter be granted or issued under the Director Plan and for which options then outstanding under this Director Plan may thereafter be exercised.

    AMENDMENT AND TERMINATION

    The Board may alter, amend, suspend, or terminate the Director Plan, provided that no such action shall deprive any optionee, without his consent, of any option theretofore granted to the optionee pursuant to the Director Plan or of any of his rights under such option, and provided further that the provisions of the Director Plan designating persons eligible to participate and specifying the amount, exercise price and timing of grants shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code (the "Code"), the Employment Retirement Income Security Act, or the rules thereunder.

    TERMINATION OF DIRECTORSHIP

    All vested options held by Qualifying Directors as of the date of cessation of service as a director may be exercised by the Qualifying Director or his heirs or legal representatives for one year after such cessation of service.

    NON-TRANSFERABILITY

    Options granted under the Plan are nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee.

    TERM OF THE DIRECTOR PLAN

    Subject to approval of the Director Plan by the stockholders of the Company, the Director Plan will be in effect commencing as of June 30, 1995 for a period of ten years, unless earlier terminated by the Board of Directors.

    FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Director Plan, based on federal income tax laws in effect on the date hereof. No information is provided herein with respect to estate, inheritance, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. EACH DIRECTOR IS ADVISED TO CONSULT WITH HIS OR HER TAX ADVISOR WITH REGARD TO ALL CONSEQUENCES ARISING FROM THE GRANT OR EXERCISE OF STOCK OPTIONS, AND THE DISPOSITION OF ANY ACQUIRED SHARES.

    The options granted under the Director Plan do not qualify for treatment as incentive stock options under the provisions of Section 422 of the Code. Upon exercise of an option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. The Company generally will be entitled to a deduction to the extent that the optionee has ordinary income. The amount included in the optionee's taxable income on the exercise of the option will be added to the exercise price in determining the optionee's basis in the acquired shares. Any gain or loss on the subsequent sale or disposition of the shares generally will be treated as long-term or short-term capital gain or loss, as the case may be.

    With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

    Special rules will apply in cases where a recipient of an award pays the option exercise price under the Director Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender of such shares will in certain circumstances result in the recognition of income with respect to such shares.

    The terms of the awards made to directors under the Director Plan provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient would be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

    Approval of this proposal will require the affirmative vote of the holders of a majority of the Company's shares voted at the Annual Meeting either in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                             STOCKHOLDER PROPOSALS

    No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 1996 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than June 27, 1996, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company anticipates that next year's annual meeting will take place on October 25, 1996.

                                 OTHER MATTERS

    The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes. Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. At that time they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report of the Company for the 1995 fiscal year is being mailed to stockholders together with this Proxy Statement.

    THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED JULY 2, 1995 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Samuel A. Miley
                                          Vice President, General Counsel and
                                          Secretary
Nashville, Tennessee
September 29, 1995

                                                                      APPENDIX A

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    1. PURPOSE OF THE PLAN. Under this Non-Employee Director Stock Option Plan (the "Director Plan") of MagneTek, Inc., a Delaware corporation (the "Company"), options shall be granted to eligible persons, as set forth in Section 4, to purchase shares of the Company's common stock ("Common Stock"). This Director Plan is designed to promote the long-term growth and financial success of the Company by enabling it to attract, retain and motivate such persons by providing for or increasing their interest in the Company. Upon stockholder approval, the Director Plan will replace Section 3.2.(c) of the Company's 1991 Director Incentive Compensation Plan, as amended (the "SAR Plan"), with effect as of the last day of the 1995 fiscal year. Stock appreciation rights granted under
Section 3.2(c) of the SAR Plan in fiscal years prior to 1995 will remain in place.

    2. EFFECTIVE DATES. This Director Plan shall be in effect commencing on June 30, 1995, subject to approval by the Company's stockholders. Options may not be granted subsequent to (a) the tenth anniversary of the effective date hereof or (b) termination of this Director Plan by the Board of Directors of the Company (the "Board"), whichever is earlier. However, there will be a grant on the tenth anniversary of the effective date hereof if the Director Plan has not theretofore been terminated by the Board pursuant to the foregoing clause (b).

    3. PLAN OPERATION. This Director Plan is intended to permit the participants hereunder to satisfy the requirements for being disinterested persons under Rule 16b-3 adopted under the Securities Exchange Act of 1934 (or its successor) and accordingly is intended to be self-governing. To this end, this Director Plan requires no discretionary action by any administrative body with regard to any transaction under this Director Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

    4. ELIGIBLE PERSONS. The persons eligible to receive a grant of non-qualified stock options hereunder are any Director of the Board who on the date of said grant is neither an officer nor an employee of the Company or a subsidiary of the Company (a "Qualifying Director").

    5. STOCK SUBJECT TO DIRECTOR PLAN. The maximum number of shares that may be subject to options granted hereunder shall be 500,000 shares of Common Stock, subject to adjustments under Section 6. Shares of Common Stock subject to the unexercised portions of any options granted under this Director Plan which expire, terminate or are forfeited or cancelled may again be subject to options under this Director Plan.

    6. ADJUSTMENTS. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, stock dividend or combination of shares, appropriate adjustments shall be made in the number and kind of shares:
(a) that may be subject to options granted under this Director Plan; (b) as to which options may thereafter be granted or issued under this Director Plan and
(c) for which options then outstanding under this Director Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

    7. STOCK OPTIONS. Simultaneous with the ratification of this Director Plan by stockholders, the grant to each Qualifying Director elected at such meeting of stockholders of a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock as of June 30, 1995 will be confirmed. Thereafter, upon initial election or appointment of any director to the Board or upon a continuing director becoming a Qualifying Director, such Qualifying Director will receive an option to purchase 4,000 shares of the Company's Common Stock pursuant to the terms and conditions described in this Section 7. In addition,

Qualifying Directors will be automatically granted, on an annual basis, a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock on each June 30th after the initial grant of such Qualifying Director's 4,000 share option pursuant to this Section 7.

    The per share exercise price of the option will be the fair market value of a share of the Company's Common Stock on the date of grant (the "Fair Market Value"), defined as (i) the mean between the highest and lowest sales prices of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such determination date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as such prices are quoted in THE WALL STREET JOURNAL; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the highest and lowest sales prices (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such determination date as reported by NASDAQ or such successor quotation system; or
(iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such determination date, as determined in good faith by the Board; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Board acting in good faith. Each option will have a term of ten years and shall become exercisable as follows: options with respect to 50% of the shares one year after the date of grant and options with respect to the remaining 50% of the shares two years after the date of grant.

    If on any date upon which options are to be granted under this Director Plan the number of shares of Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Common Stock shall be granted to each Qualifying Director.

    8. DOCUMENTATION OF GRANTS. Awards made under this Director Plan may be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgment of notice of an award under this Director Plan, in which case continued service as a Qualifying Director by the respective optionees will constitute agreement to the terms of the award.

    9. NONTRANSFERABILITY. Options granted under this Director Plan are nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee.

    10. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend, or terminate this Director Plan, provided that no such action shall deprive any optionee, without his consent, of any option theretofore granted to the optionee pursuant to this Director Plan or of any of his rights under such option and provided further that the provisions of this Director Plan designating persons eligible to participate in the Director Plan and specifying the amount, exercise price and timing of grants under the Director Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

    11. TERMINATION OF DIRECTORSHIP. All vested options held by Qualifying Directors as of the date of cessation of service as a director may be exercised by the Qualifying Director or his heirs or legal representatives for one year after such cessation of service.

    12. MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION. Upon or in connection with the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation, person or group of all or substantially all of the Company's assets or 40% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company:

        (a) If so provided in the relevant agreement relating to a merger, consolidation, acquisition of assets, liquidation or dissolution, such option shall be either assumed or replaced by a substitute option, as applicable, issued by the successor or any corporation that is a "parent" of the Company within the meaning of Rule 405 under the Securities and Exchange Act of 1933, as amended (the "Securities Act"), resulting from such transaction, without any further action on the part of the Board or the Qualifying Director.

        (b) If no provision is made as set forth in (a), or in the event of an acquisition of 40% or more of the Company's then outstanding voting stock to which subsection (c) is inapplicable, such option shall become fully exercisable from and after the date which is thirty days prior to the effective date of the transaction and until the normal expiration thereof.

        (c) In the event of an acquisition of 40% or more the Company's then outstanding voting stock (other than pursuant to a merger resulting in the ownership of all of the Company's outstanding Common Stock by another corporation), if as a result of the transaction the Company's Common Stock will cease to be traded on a national stock exchange, listed as a National Market Issue on the National Market System or quoted on the NASDAQ quotation system, each option which has not been exercised prior to the consummation of the transaction shall be converted automatically into the right to receive, within thirty days of such consummation, an amount in cash equal to the difference between the aggregate exercise price for all shares subject to the option (whether or not then subject to exercise) and the Fair Market Value of such shares on the date which is the last trading date preceding the consummation of such transaction.

        (d) The foregoing provisions shall have no application to a merger in which (i) the Company is the surviving corporation, (ii) no person or group acquires 40% or more of the Company's outstanding voting stock and
    (iii) the shares of the Company's Common Stock outstanding prior to the merger remain outstanding thereafter.

    13. MANNER OF EXERCISE. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office of all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the Qualifying Director or other person then entitled to exercise the option, (ii) full payment of the exercise price for such shares by any of the following or combination thereof: (a) cash, (b) certified or cashier's check payable to the order of the Company, (c) the delivery of whole shares of the Company's Common Stock owned by the option holder, or (d) by requesting that the Company withhold whole shares of Company Common Stock then issuable upon exercise of the option (for purposes of such a transaction the shares withheld by the Company shall be valued at the Fair Market Value as of the date prior to the exercise date), (iii) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and other federal or state securities laws or regulations,
(iv) in the event that the option shall be exercised by any person or persons other than the Qualifying Director, appropriate proof of the right of such person or persons to exercise the option, and (v) such representations and documents as the Board, in its sole discretion, deems necessary or advisable.

    14. COMPLIANCE WITH LAW. Common Stock shall not be issued upon exercise of an option granted under this Director Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

PROXY
                                 MAGNETEK, INC.
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 26, 1995
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY. or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on October 26, 1995, at 10:00a.m. and any adjournment thereof.

     1.   ELECTION OF DIRECTORS
          Nominees are: Andrew G. Galef, Dawain K. Cross, Paul J. Kofmehl,
          A. Carl Kotchian, Crocker Nevin, Kenneth A. Ruck, Marguerite W. Sailee
     2.   NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
          To approve the adoption of the Company's Non-Employee Director Stock Option Plan.

       UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE FOREGOING MATTERS
                        UNLESS SPECIFIED TO THE CONTRARY.

(Continued and to be voted, dated and signed on the reverse side.)

                                             MAGNETEK, INC.
                                             P.O. BOX 11128
                                             NEW YORK, N.Y. 10203-0128

1. Election of Directors

   FOR all nominees        WITHHOLD AUTHORITY to vote           *EXCEPTIONS / /
   listed below / /        for all nominees listed below / /

Nominees: Andrew G. Galef, Dawain K. Cross, Paul J. Kofmehl, A. Carl Kotchian, Crocker Nevin, Kenneth A. Ruck, Marguerite W. Sailee.
(INSTRUCTIONS: To vote your shares for all Director nominees, mark the "For" box on item 1. To withhold voting for all Director nominees, mark the Withheld box on item 1. If you wish to vote for some but not all Director nominees, mark the "Exceptions" box on item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting in the space provided.)

*Exceptions_____________________________________________________________________

2. Non-Employee Director Stock Option Plan

   For / /     Against / /     Abstain / /

3. The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof.


I plan to attend the meeting.

Yes / /         No / /         CHANGE OF ADDRESS OR COMMENTS MARK HERE / /

Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 25, 1995 is hereby acknowledged.

Dated:__________________________________________________________________________

________________________________________________________________________________
Signature of Stockholder

________________________________________________________________________________
Signature of Stockholder

(Please date and sign exactly as name appears on the proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title.
Executors and trustees should give full title as such.)

Votes MUST be indicated (x) in BLACK or BLUE ink.  /x/

Please return this proxy promptly in the enclosed envelope, which requires no postage if mailed in the U.S.

                                 MAGNETEK, INC.
                               IER PROXY SERVICES
                                  P.O. BOX 7008
                            SAN CARLOS, CA 94070-7008

________________________________________________________________________________

                                 MAGNETEK, INC.
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 26, 1995
                           THIS PROXY IS SOLICITED BY
                             THE BOARD OF DIRECTORS
________________________________________________________________________________

The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on October 26, 1995, at 10:00 a.m. and any adjournment thereof.

1.   ELECTION OF DIRECTORS

                          WITHHOLD
                          AUTHORITY        Nominees are:  Andrew G. Galef,
        FOR            to vote for all     Dewain K. Cross, Paul J. Kofmehl,
   all nominees        nominees listed     A. Carl Kotchian, Crocker Nevin,
listed to the right     to the right       Kenneth A. Ruck, Marguerite W. Sallee

        / /                 / /

INSTRUCTIONS: To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all Director nominees, mark the "Withhold Authority" box on Item 1. If you wish to vote for some but not all Director nominees, mark the "Exceptions" box on Item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting in the space provided.)

/ / EXCEPTIONS:_______________________________

2.   NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

          FOR               AGAINST              ABSTAIN

          / /                 / /                  / /

     To approve the adoption of the Company's Non-Employee Director Stock Option Plan.

3. The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

     I plan to attend the meeting.     / / Yes         / / No

          Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 29, 1995 is hereby acknowledged.

          Dated:______________________________________________________


          ____________________________________________________________
          Signature of Stockholder


          ____________________________________________________________
          Signature of Stockholder

/\ fold here                                                       fold here /\

                                 MAGNETEK, Inc.
                                 Magnetek Plan

As a participant in the MagneTek FlexCare Plus Retirement Savings Plan or the MagneTek Unionized Employee Savings Plan (collectively, the "Plan"), you have the right to direct Wells Fargo Bank, N.A. (the "Plan Trustee") to vote the shares of Common Stock of MagneTek, Inc. (the "Company") represented by your interest attributable to such shares held in the MagneTek Stock Fund under the Plan at the Annual Meeting of Stockholders of the Company to be held on October 26, 1995.

For your information, a Proxy Statement and an Annual Report are enclosed. In addition, a postage-paid return envelope addressed to IER Proxy Services is enclosed for your use in returning your completed, signed and dated Proxy Vote Card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by the Plan Trustee by October 24, 1995, the Administrative Committee for the Plan may direct the Plan Trustee to vote your shares.


Wells Fargo Bank, N.A.
________________________________________________________________________________

(Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.